UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on August 31, 2023, Donald W. Duda, the President and Chief Executive Officer of Methode Electronics, Inc. (the “Company”) notified the Company of his intention to retire upon the appointment of his successor.

On December 19, 2023, the Company announced the appointment of Avi Avula as the Company’s new President and Chief Executive Officer, starting January 29, 2024. As previously announced, Mr. Duda will remain an employee of the Company for the three month period following the commencement of Mr. Avula’s employment, in order to assist in the transition, after which he will retire but continue to serve as a strategic consultant for a period of nine months.

In connection with his appointment, Mr. Avula will also be appointed to the Board of Directors of the Company, effective as of the commencement of his employment, replacing Mr. Duda who will offer his resignation as of such date.

Prior to joining the Company, Mr. Avula, age 50, served as Vice President of Strategy for the Electronics and Industrial (E&I) business at DuPont de Nemours, Inc., a position he held since August 2023. In that role, Mr. Avula has been responsible for strategy, growth, new business development and global commercial excellence for E&I, which reported approximately $6 billion in 2022 revenue. Mr. Avula previously served as Global Vice President and General Manager for the Interconnect Solutions (ICS) line of business within E&I, where he was deeply involved in key strategic initiatives including the integration of DuPont Circuit and Packaging Materials (CPM) and Dow Interconnect Technologies during the merger between Dow and DuPont, from 2016 through July 2023.

In connection with the appointment of Mr. Avula, the Company and Mr. Avula entered into an Offer Letter, dated as of December 18, 2023 (the “Offer Letter”), outlining the terms of his employment and certain compensatory arrangements. Under the Offer Letter, which was approved by the Compensation Committee of the Company’s Board of Directors, Mr. Avula will be entitled to receive the following compensation:

•
a base salary of $800,000 annually, which will be pro rated for the Company’s fiscal year ending April 27, 2024 (“fiscal 2024”);
•
eligibility for an annual bonus with a target amount equal to 100% of his base salary, pro rated for fiscal 2024, with bonuses and target amounts for years after fiscal 2025 and future years to be set by the Compensation Committee;
•
a restricted stock unit (RSU) grant valued at $3,125,000, using the market price of the Company’s common stock on the first day of employment, vesting 20% as of the first five anniversary dates of the grant date, subject to his continued employment (except in the case of permanent disability or death, or a change of control in which the award is not assumed or replaced), representing Mr. Avula’s participation in the Company’s long term incentive plan (LTIP) for the approximately 15-month period through the end of fiscal 2025, with participation in fiscal 2026 and future years determined by the Compensation Committee;
•
a sign-on bonus intended to replace certain forfeited incentive awards from Mr. Avula’s prior employer, payable in the amounts of (a) $263,000 within 60 days of commencement of his employment; $385,000 following the end of calendar year 2024; $285,000 following the end of calendar year 2025; and $50,000 after June 1, 2026, and (b) up to $233,000 cash in the event that Mr. Avula’s prior employer fails to pay amounts relating to a performance-based stock award scheduled to vest as of December 31, 2023, in each case with any amounts previously paid to Mr. Avula being repayable to Methode in the event he terminates his employment or is terminated for cause prior to the two-year anniversary of his start date;
•
certain relocation expenses; and
•
participation in Company benefit plans as made available to similarly situated employees.

Upon commencement of his employment, Mr. Avula will also enter into a change of control agreement, on similar terms to those entered into with other executive officers, under which he would be eligible to receive three times his annual salary and target bonus in the event that he is terminated without cause pending or within 24 months after a change of control of Methode, or if he resigns for good reason (as defined in that agreement) during the same period.

The foregoing description of the Offer Letter is a summary of the terms contained therein and is qualified in its entirety by reference to the terms of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no other understandings or arrangements between Mr. Avula and any other person pursuant to which Mr. Avula was appointed to serve as the Company’s Chief Executive Officer. There are no existing relationships between Mr. Avula and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On December 19, 2023, the Company issued a press release announcing Mr. Avula’s appointment as President and Chief Executive Officer as successor to Mr. Duda. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities .Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1	Offer Letter dated December 18, 2023
99.1	Press Release dated December 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	December 19, 2023	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer